Exhibit 107

Filing Fee Table

Form S-8

(Form Type)

Biogen Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.0005 per share, reserved for issuance pursuant to the 2024 Omnibus Equity Plan	Other(2)	9,377,397(4)	$225.50	$2,114,603,023.50	0.00014760	$312,115.41

Equity	Common stock, par value $0.0005 per share, reserved for issuance pursuant to the 2024 Employee Share Purchase Plan	Other(3)	2,500,000(5)	$225.50	$563,750,000.00	0.00014760	$83,209.50

Total Offering Amounts					$2,678,353,023.50		$395,324.91

Total Fee Offsets							—

Net Fee Due							$395,324.91

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) covers any additional shares of common stock, par value $0.0005 per share (the “common stock”), of Biogen Inc. that become issuable under the Biogen Inc. 2024 Omnibus Equity Plan (the “2024 Plan”) and the Biogen Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of common stock. The number of shares of common stock available for issuance under the 2024 Plan will be increased by any shares of common stock subject to awards outstanding under the Biogen Inc. 2017 Omnibus Equity Plan (the “2017 Plan”) (including shares available under such plan by reason of a predecessor plan) that expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by the Registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, in each case, following the effective date of the 2024 Plan.

(2)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $225.50 per share, which is the average of the high ($227.97) and low ($223.02) price per share of the common stock, as reported on the NASDAQ, on June 18, 2024 (which is within five business days prior to the date of filing of this Registration Statement).

(3)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $225.50 per share, which as noted above is the average of the high and low price per share of the common stock, as reported on the NASDAQ, on June 18, 2024 (which is within five business days prior to the date of filing of this Registration Statement). Pursuant to the 2024 ESPP, the purchase price per share of common stock reserved for issuance thereunder will be 85% of the lower of (i) the fair market value per share of common stock on the first date of an offering or (ii) the fair market value per share of common stock on the date of purchase.

(4)

Represents (i) shares of common stock reserved for issuance pursuant to stock options, restricted stock units and other awards under the 2024 Plan and (ii) shares of common stock previously reserved for issuance under the 2017 Plan but not granted thereunder as of the date of this Registration Statement (including shares available under such plan by reason of a predecessor plan). No further grants will be made pursuant to the 2017 Plan. Any equity awards outstanding under the 2017 Plan will remain in effect pursuant to their terms. Any equity awards outstanding under the 2017 Plan (including shares available under such plan by reason of a predecessor plan) that, on or after the effective date of the 2024 Plan, expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by the Registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, in each case, following the effective date of the 2024 Plan, will become available for issuance as shares of common stock under the 2024 Plan. See note 1 above.

(5)	Represents shares of common stock reserved for issuance pursuant to the 2024 ESPP.